Exhibit 23.1

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Exigent International, Inc. for the registration of 1,019,080 shares of its common stock and to the incorporation by reference therein of our report dated March 12, 1999, with respect to the consolidated financial statements of Exigent International, Inc. included in its Annual Report (Form 10-K) for the eleven months ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP
                                                       -------------------------
                                                          ERNST & YOUNG LLP


Orlando, Florida
May 24, 1999